SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   April 27, 2004
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                                  STATE BANCORP, INC.
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                   (Exact name of registrant as specified in its charter)

                 New York                     0-14874            11-2846511
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      (State or other jurisdiction of      (Commission        (I.R.S. Employer
       incorporation or organization        File Number)     Identification No.)


      699 Hillside Avenue, New Hyde Park, NY                      11040-2512
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      (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number including area code         (516) 437-1000
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               (Former name or former address, if changed since last report)



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ITEM 5  -- OTHER EVENTS

On April 27, 2004, the Registrant's Board of Directors authorized an increase in its stock repurchase program under which the Registrant may now repurchase up to 1,500,000 shares of its common stock. This amount represents approximately seventeen percent of the Registrant's current shares outstanding. The Board had previously authorized the repurchase of up to 1,000,000 shares at its June 2001 meeting. Approximately 863,000 shares have been repurchased to date under the existing authorization.

The repurchases may be made from time to time as market conditions permit, at prevailing prices on the open market or in privately negotiated transactions. The program may be discontinued at any time. State Bancorp, Inc. currently has
8.6 million shares of common stock outstanding.



                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             STATE BANCORP, INC.


DATE:   April 30, 2004


                             BY:   s/Brian K. Finneran
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                             Brian K. Finneran, Secretary/Treasurer